UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

TAX-FREE FIXED INCOME FUND IV
FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee amount computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.

250 Muñoz Rivera Avenue

American International Plaza, Tenth Floor

San Juan, Puerto Rico 00918

NOTICE OF ADJOURNMENT OF SPECIAL Meeting OF SHAREHOLDERS

UNTIL DECEMBER 30, 2025

To the Shareholders of the Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the “Special Meeting”) of the Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc., a Puerto Rico corporation (the “Fund”), will be reconvened on December 30, 2025, at 11:30 a.m. Atlantic Standard Time (10:30 a.m. Eastern Standard Time) for the following purposes:

1.	To approve the new investment advisory agreement between the Fund and Atlas Asset Management LLC, pursuant to which Atlas Asset Management LLC will be appointed as the Fund’s investment advisor through November 30, 2026 (Proposal 1); and

2.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Special Meeting was originally convened on December 16, 2025 and was subsequently adjourned to December 23, 2025 and December 30, 2025, to solicit proxies from the Fund’s shareholders to achieve quorum at the Special Meeting.

The items mentioned above are discussed in greater detail in de definitive proxy statement filed by the Fund with the U.S. Securities and Exchange Commission (the “SEC”) on December 8, 2025(the “Proxy Statement”). This notice should be read in conjunction with the Proxy Statement.

The Special Meeting will be conducted virtually. Any shareholder wishing to participate in the Special Meeting by means of remote communication can do so. If you were a record holder of shares of common stock of the Fund as of the close of business on the record date, November 7, 2025, please register at https://viewproxy.com/UBSPuertoRico/broadridgevsm/ no later than 5:00 p.m. Atlantic Standard Time (4:00 p.m. Eastern Standard Time) on December 29, 2025 to attend and vote at the Special Meeting. Broadridge will then e-mail you the login information and instructions for attending and voting at the Special Meeting.

Only shareholders of record at the close of business on November 7, 2025, will be entitled to receive this notice and will be able to vote at the Annual Meeting in accordance with the number of shares of record held in the name of each shareholder on such date.

IT IS IMPORTANT THAT YOUR WHITE PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR WHITE PROXY CARD TODAY.

In San Juan, Puerto Rico, this 23rd day of December, 2025.

By Order of the Board of Directors:

/s/ Liana Loyola
Liana Loyola
Secretary

Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. Announces Adjournment of Special Meeting of Shareholders to December 23, 2025

SAN JUAN, Puerto Rico – December 23, 2025 – Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (the “Fund”) today convened and then adjourned the Special Meeting of Shareholders of the Fund (the “Special Meeting”) without transacting any other business. The Special Meeting, which was originally convened on December 23, 2025, has been adjourned to reconvene virtually on December 30, 2025, at 11:30 a.m. Atlantic Standard Time (10:30 a.m. Eastern Standard Time).

The transaction of business at the Special Meeting requires a quorum of more than one-half of the outstanding shares of the Fund entitled to vote, represented in person or by proxy. Based on a determination by the inspectors of election, there was no quorum present at the reconvened Special Meeting. Accordingly, the Special Meeting has been adjourned to provide the Fund with additional time to solicit proxies from its shareholders to achieve a quorum at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT. THIS PROPOSAL IS DISCUSSED IN GREATER DETAIL IN THE PROXY STATEMENT, WHICH WE ADVISE YOU TO READ IN ITS ENTIRETY.

The record date of the Special Meeting remains November 7, 2025. Shareholders who have already voted do not need to recast their votes unless they wish to change their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card.

If shareholders have questions about how to vote their shares, they should immediately contact the Fund’s proxy solicitor, Okapi Partners, at (877) 566-1922 or at info@okapipartners.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Shareholders of the Fund can obtain copies of the definitive proxy statement filed by the Fund with the U.S. Securities and Exchange Commission (the “SEC”) on December 8, 2025, as well as any future supplements to the Proxy Statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.

IT IS IMPORTANT THAT YOUR WHITE PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR WHITE PROXY CARD TODAY.

In San Juan, Puerto Rico, this 23rd day of December, 2025.

By Order of the Board of Directors:

/s/ Liana Loyola
Liana Loyola
Secretary